SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2004

LaBRANCHE & CO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15251	13-4064735
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Exchange Plaza, New York, New York, 10006		10006
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 425-1144

Not Applicable
(Former name or former address, if changed since last report)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits

	99.1	Press release issued by LaBranche & Co Inc. on February 18, 2004.

	99.2	Revised Statements of Operations, Statements of Financial Condition and Reconciliation of Non-GAAP Financial Measures for the fourth quarter and full year 2003.

Item 12.	Results of Operations and Financial Condition.

On February 18, 2004, LaBranche & Co Inc. and its specialist subsidiary, LaBranche & Co. LLC, issued a press release announcing an agreement in principle with the New York Stock Exchange, Inc. (“NYSE”) and the staff of the Securities and Exchange Commission (“SEC”), subject to final approval by the SEC, to settle pending investigations by the NYSE and SEC of NYSE specialist trading activity.  LaBranche & Co Inc. also announced that it will record a $63.5 million pre-tax charge for its 2003 fiscal year as a result of the settlement.  A copy of this press release is attached hereto as Exhibit 99.1.

As a subsequent event reportable in accordance with generally accepted accounting principles, this $63.5 million pre-tax charge results in certain adjustments to the financial results previously reported by LaBranche & Co Inc. in the Form 8-K which it furnished on January 28, 2004.  In order to reflect these adjustments, revised unaudited statements of operations, statements of financial condition and reconciliation of non-GAAP financial measures of LaBranche & Co Inc. for the fourth quarter and full year 2003 are attached hereto as Exhibit 99.2.

Limitation on Incorporation by Reference

In accordance with General Instruction B.6 of Form 8-K, the information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

All other Items of this report are inapplicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaBranche & Co Inc.

Date: February 23, 2004	By:	/s/ George M.L. LaBranche, IV
Name: George M.L. LaBranche, IV
Title: Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by LaBranche & Co Inc. on February 18, 2004.

99.2	Revised Statements of Operations, Statements of Financial Condition and Reconciliation of Non-GAAP Financial Measures for the fourth quarter and full year 2003.